AMENDMENT TO THE
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                          PIONEER SHORT TERM BOND FUND


         The undersigned, being at least a majority of the Trustees of Pioneer Short Term Bond Fund, a Delaware statutory trust, acting pursuant to Article IX,
Section 8 of the Agreement and Declaration of Trust dated April 5, 2004 (the "Declaration"), do hereby amend the Declaration as follows, such amendment to become effective upon the filing of an amendment to the Trust's Certificate of Trust with the Secretary of the State of Delaware.

         Section 1 of Article 1 of the Declaration is hereby deleted and replaced with the following:

         Section 1. Name: The name of the Trust created by this Declaration of Trust is "Pioneer Short Term Income Fund."

         All other references to the Trust as "Pioneer Short Term Bond Fund" is hereby replaced with "Pioneer Short Term Income Fund."

IN WITNESS WHEREOF, the undersigned being all the Trustees of the Trust have executed this instrument as of the date first written above.



         /s/ Mary K. Bush
         ----------------------------------------------------
         Mary K. Bush, as Trustee and not individually



         /s/ John F. Cogan, Jr.
         ----------------------------------------------------
         John F. Cogan, Jr., as Trustee and not individually



         /s/ Richard H. Egdahl
         ----------------------------------------------------
         Richard H. Egdahl, as Trustee and not individually



         /s/ Margaret B.W. Graham
         ----------------------------------------------------
         Margaret B.W. Graham, as Trustee and not individually



         /s/ Osbert M. Hood
         ----------------------------------------------------
         Osbert M. Hood, as Trustee and not individually


         /s/ Marguerite A. Piret
         ----------------------------------------------------
         Marguerite A. Piret, as Trustee and not individually



         /s/ Stephen K. West
         ----------------------------------------------------
         Stephen K. West, as Trustee and not individually



         /s/ John Winthrop
         ----------------------------------------------------
         John Winthrop, as Trustee and not individually


                                      -2-